Exhibit 10.1

LIGHTBRIDGE, INC.

Amendments to the 1996 Stock Purchase Plan, as Amended

1)	Effective March 16, 2001, Paragraph 3(b) of the Lightbridge, Inc. 1996 Stock Purchase Plan, as amended, was further amended by deleting the words “six months” in the first sentence thereof and substituting therefor the words “ twenty days.”

2)	Effective May 29, 2001, Paragraph 11(a) of the Lightbridge, Inc. 1996 Stock Purchase Plan, as amended, was further amended by deleting the number “200,000” in the first sentence thereof and substituting therefor the number “400,000.”